AMENDMENT NO. 1 TO
CONSENT & WAIVER

WHEREAS, the Sequiam Corporation (the "Company") and DKR SoundShore Oasis Holding Fund Ltd. (the "Investor") entered into that certain Consent & Waiver dated as of April 28, 2006 (the "Consent") providing for certain consents and waivers; and

WHEREAS, the Company and the Investor have agreed to amend certain provisions of the Consent.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Consent is hereby amended, and the Company and the Investor hereby agree as follows:

1.  Extension of Certain Consent & Waiver. The Investor hereby agrees to extend its waiver and consent set forth in the fifth paragraph of the Consent with respect to an additional issuance; provided that such issuance occurs on or prior to June 30, 2006 and the aggregate amount of such issuance does not exceed the $380,000 Stated Value of Preferred Stock. Notwithstanding the foregoing, the undersigned shall only provide such consents and waivers if the Company closes the transaction referenced above on or before June 30, 2006 and the aggregate amount of the issuance does not exceed $380,000 stated value of Preferred Stock. If the Company does not close the transaction on or before June 30, 2006 or the aggregate amount is to exceed $380,000 stated value of Preferred Stock, the undersigned shall be deemed not to have given the waivers and consents set forth herein.

2.  Filing of 8-K. The Company agrees to file an 8-K by 9:30AM Eastern time on the Trading Day following of the closing of the transaction referenced above disclosing the material terms of this Amendment to the Consent & Waiver Agreement.

3.  Effect of Amendment to Consent & Waiver. Subject to the consents and waivers provided herein, the transaction documents entered into between the Company and the Investor (the "Transaction Documents") shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Investor, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Investor reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of this 20th day of June, 2006.

SEQUIAM CORPORATION

By:
Name:
Title:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By:	/s/ Brad Caswell
Name:	Brad Caswell
Title:	Director